UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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THE BUCKLE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE BUCKLE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 2, 2006

To Our Stockholders:

The Annual Meeting of Stockholders of The Buckle, Inc. will be held at the Holiday Inn, Kearney, Nebraska, on Friday, June 2, 2006 at 10:00 A.M., for the following purposes:

1.

To elect a Board of Directors. The Board of Directors intends to nominate the following persons, each of whom currently serves as a Board member: Daniel J. Hirschfeld, Dennis H. Nelson, Karen B. Rhoads, James E. Shada, Robert E. Campbell, Ralph M. Tysdal, Bill L. Fairfield, Bruce L. Hoberman and David A. Roehr; and as a new Board member: John P. Peetz, III.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending February 3, 2007.

3.	To approve the Company’s 2006 Management Incentive Plan.

4.	To approve an Amendment to the Company’s 2005 Restricted Stock Plan.

5.	To approve Performance Based Awards granted pursuant to the Company’s 2005 Restricted Stock Plan.

6.	To approve the amendment of the Company’s 1993 Director Stock Option Plan.

7.	To ratify the grant of non-qualified stock options to the Company’s non-employee Directors.

8.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 30, 2006 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

A copy of the Company’s annual report is being mailed with this proxy statement to stockholders entitled to notice of this meeting.

By Order of the Board of Directors,

Kyle L. Hanson, Secretary

April 25, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND RETURN THE
ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

THE BUCKLE, INC.
2407 West 24th Street
Kearney, NE 68845

PROXY STATEMENT FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD JUNE 2, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Buckle, Inc. (“the Company”) for use at the Annual Meeting of Stockholders of the Company to be held June 2, 2006, or at any adjournments of said meeting (the “Meeting”). The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, by telegram or by telephone. Copies of the Proxy Statement and proxy form will be first provided to stockholders on May 2, 2006.

VOTING INFORMATION

As of March 30, 2006, the Company has outstanding 19,368,405 shares of Common Stock. Each share of Common Stock is entitled to one vote. Only stockholders of record on March 30, 2006 will be entitled to vote at the Annual Meeting of Stockholders. A holder of Common Stock is entitled to cumulate his or her votes in the election of Directors and may give one or more candidates as many votes as the number of Directors to be elected multiplied by the total number of shares owned by such Stockholder. Under Nebraska law there are no conditions precedent to the exercise of cumulative voting rights. On all other matters which may come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Stockholders

As of March 30, 2006, the Common Stock was held of record by 351 stockholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each Director, and by all executive officers and Directors as a group, as of March 30, 2006. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock assuming the exercise of all outstanding Options, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

Name of Beneficial Owner	Shares of Common Stock

	Sole Voting and	Shared Voting and	Right to
	Investment Power	Investment Power (1)	Acquire (2)	Percent

Daniel J. Hirschfeld	9,400,000	0	0	48.58%
Dennis H. Nelson	1,036,258	32,571	750,900	8.49%
James E. Shada	57,118	1,050	300,260	1.67
Karen B. Rhoads	111,230	678	159,360	1.27
Bill L. Fairfield	1,560	0	13,500	*
Robert E. Campbell	4,000	0	17,850	*
William D. Orr	4,500	0	5,250	*
Ralph M. Tysdal	6,500	0	17,550	*
Bruce L. Hoberman	1,000	0	3,750	*
David A. Roehr	0	0	3,000	*
All executive officers and Directors as a group (14)	10,712,796	35,862	1,742,050	58.27%

*	Less than 1%

(1)

These amounts include shares owned within participants’ 401(k) accounts for which the voting power is held by Wells Fargo Bank, N.A. Share amounts include Dennis H. Nelson with 1,471 and all executive officers as a group with 2,249.

(2)	These amounts represent shares as to which the named individual has the right to acquire through exercise of options which are exercisable within the next 60 days.

Proposal 1

ELECTION OF DIRECTORS

Directors will be elected at the June 2, 2006 Annual Meeting to serve until the next Annual Meeting and until their successors are elected and qualified. The By-laws of the Company provide that ten Directors are to be elected.

The Board of Directors recommends the election of the ten nominees listed below. In the absence of instructions to the contrary, shares represented by the Proxy will be voted for the election of all such nominees to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in place of such nominee. Set forth below is certain information concerning the nominees which is based on data furnished by them.

Daniel J. Hirschfeld, age 64. Mr. Hirschfeld is Chairman of the Board of the Company. He has served as Chairman of the Board since April 19, 1991. Prior to that time, Mr. Hirschfeld served as President and Chief Executive Officer. Mr. Hirschfeld has been involved in all aspects of the Company’s business, including the development of the Company’s management information systems.

Dennis H. Nelson, age 56. Mr. Nelson is the President and Chief Executive Officer and a Director of the Company. He has served as President and Director since April 19, 1991. Mr. Nelson was elected as Chief Executive Officer by the Board of Directors on March 17, 1997. Mr. Nelson began his career with the Company in 1970 as a part-time salesman while he was attending Kearney State College (now the University of Nebraska - Kearney). While attending college, he became involved in merchandising and sales supervision for the Company. Upon graduation from college in 1973 Mr. Nelson became a full-time employee of the Company and he has worked in all phases of the Company’s operations since that date. Prior to his election as President and Chief Operating Officer on April 19, 1991, Mr. Nelson performed all of the functions normally associated with those positions.

Karen B. Rhoads, age 47. Ms. Rhoads is the Vice-President – Finance, Treasurer, Chief Financial Officer and a Director of the Company. Ms. Rhoads was elected a Director on April 19, 1991. She worked in the corporate offices during college, and later worked part-time on the sales floor. Ms. Rhoads practiced as a CPA for 6 1/2 years, during which time she began working on tax and accounting matters for the Company as a client. She has been employed with the Company since November, 1987.

James E. Shada, age 50. Mr. Shada is the Executive Vice-President - Sales and a Director of the Company. Mr. Shada was elected Vice-President of Sales on April 19, 1991 and Executive Vice-President of Sales on May 31, 2001. He was elected as a Director on March 11, 2002. Mr. Shada began his career with the Company in November of 1978 as a part-time salesman while attending Kearney State College (now the University of Nebraska - Kearney). He later served as store manager for the Company before returning to the corporate office in 1985 as the Company’s sales manager. He is also involved in other aspects of the business including site selection and development and education of personnel as store managers and as area and district managers.

Robert E. Campbell, age 63. Mr. Campbell has been a Director of the Company since July 1, 1991. Since 1985, Mr. Campbell served as Chairman and Chief Executive Officer, and currently President and Operating Manager, of Miller & Paine LLC, a company which owns and manages office and retail properties in Lincoln, Nebraska. Before 1988, Miller & Paine owned and operated department stores in Lincoln and Grand Island, Nebraska, which were sold to Dillards Department Stores, Inc. Since September 1997, Mr. Campbell has also served as Development Officer for the Madonna Foundation, which supports the Madonna Rehabilitation Hospital in Lincoln, Nebraska.

Ralph M. Tysdal, age 68. Mr. Tysdal has served as a Director of the Company since July 1, 1991. Mr. Tysdal retired in 2002. He previously owned and operated McDonald’s restaurants in Broken Bow, North Platte and Ogallala, Nebraska. He began his McDonald’s ownership in 1978.

Bill L. Fairfield, age 59. Mr. Fairfield has served as a Director of the Company since May 30, 1996. Mr. Fairfield is currently the Chairman of DreamField Capital Ventures, LLC, a company focused on economic development of the Mid-Plains region through management services and venture capital assistance. Mr. Fairfield currently serves on the Board of Directors of MSI, Inc. and on the Board of Directors of InfoUSA, and is Chairman of their Compensation Committee. In 2003 and 2004 Mr. Fairfield was the Executive Vice President of Sitel Corporation, and from 1991 until October 2000, Mr. Fairfield was President and Chief Executive Officer of Inacom Corp., a technology management services company. Prior to 1991 Mr. Fairfield was Chief Executive Officer of Valcom, the predecessor company to Inacom Corp.

Bruce L. Hoberman, age 59. Mr. Hoberman has served as a Director of the Company since June 2, 2000. He is currently the CEO of Proxibid, Inc., an internet auction service provider and a member of the MSI, Inc. Board of Directors. Mr. Hoberman was the Founder and President of Homer’s, Inc., a retail chain and distribution company, based in Omaha, Nebraska, from 1971-1993.

David A. Roehr, age 49. Mr. Roehr has served as a Director of the Company since September 18, 2000. Mr. Roehr retired in January, 2006 from Cabela’s where he served as Executive Vice President of Cabela’s, Inc., since July 2003. Prior to that, he had served as President and Chief Financial Officer of Cabela’s, Inc., the world’s foremost outfitter of hunting, fishing, camping and outdoor gear, headquartered in Sidney, Nebraska. Mr. Roehr also served as Chairman, President and Chief Executive Officer of World’s Foremost Bank, a bank subsidiary of Cabela’s, headquartered in Lincoln, Nebraska. He had been employed by Cabela’s since 1994. Prior to Mr. Roehr’s association with Cabela’s, he served as a tax partner at Grant Thornton, LLP in Lincoln, Nebraska where he practiced public accounting from 1981 – 1994.

John P. (Jack) Peetz, age 56. Mr. Peetz is a new nominee for the Buckle, Inc.’s Board of Directors. Mr. Peetz is nominated to replace William D. Orr, who retired from the Board. Subject to stockholder approval, Jack’s term will be effective on June 2, 2006. Mr. Peetz is currently the Executive Vice President and Chief Operating Officer for Crete Carrier Corporation, one of the largest privately held trucking companies in the United States, located in Lincoln, Nebraska. He has held this position since 1991 and held various other positions with that organization prior to that date. Prior to joining the Crete organization, Mr. Peetz practiced law in Sidney, Nebraska with the firm of Peetz, Peetz & Sonntag.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

Board Committee Charters

The Charter for the Company’s Audit Committee is available free of charge as set forth in the Report of the Audit Committee appearing later in this Proxy Statement. The Charter for the Company’s Nominating Committee is available on the Company’s website at www.buckle.com. The Charter for the Compensation Committee is attached to this Proxy Statement as Exhibit “C” and is posted on the Company’s website at www.buckle.com.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines are available free of charge on the Company’s website at www.buckle.com or upon written request to the Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE 68848.

Code of Ethics

The Company has a Code of Ethics that applies to all employees, including the Chief Executive Officer and the Chief Financial Officer, as well as all members of the Board of Directors. The Code of Ethics is available free of charge on the Company’s website at www.buckle.com or upon written request to the Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE 68848.

The Company intends to satisfy its disclosure obligations under applicable rules of the Securities and Exchange Commission regarding an amendment to or waiver from a provision of the Company’s Code of Ethics that applies to the Company’s Chief Executive Office or its Chief Financial Officer, by posting such information on its internet website.

Independence

The Company’s Corporate Governance Guidelines require that a majority of the Board consist of Directors who qualify as independent under the New York Stock Exchange (“NYSE”) Listing Standards. The Board has determined that all non-employee Directors of the Company, comprising six of the ten members of the Board, are independent under NYSE Standards. In addition, all committee members, other than the Executive Committee members, meet the applicable independence requirements of the NYSE Standards.

Executive Sessions of Non-Management Directors

The Company’s independent Directors meet separately in executive session without employee Directors or representatives of management at each regularly scheduled quarterly meeting of the Board. The Chair of these executive sessions is rotated among the non-employee Directors alphabetically.

Stockholder Communication with the Board of Directors

Stockholders or other interested parties may contact the Board of Directors, or the non-employee Directors as a group, at the following address:

Board of Directors or Outside Directors
The Buckle, Inc.
P.O. Box 1480
Kearney, NE 68848

Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Company’s Board of Directors using the above address or through The Buckle Ethics Hotline.

Information about how to contact The Buckle Ethics Hotline is available on the Company’s website at www.buckle.com and in the Company’s Code of Ethics.

Company Website

Information on the Company’s website is not incorporated by reference into this Proxy Statement.

Meetings and Committees of the Board

During fiscal 2005, four meetings of the Board of Directors, twelve meetings of the Executive Committee, six meetings of the Compensation Committee, two meetings of the Nominating Committee and eight meetings of the Audit Committee were held. No Director was absent from more than twenty-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served. The Company has the following standing committees:

Executive Committee. The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee establishes compensation for all non-officer employees of The Company. The Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board. Members of the Executive Committee presently are Daniel J. Hirschfeld, Dennis H. Nelson, and Karen B. Rhoads.

Audit Committee. The Audit Committee meets with the Company’s Chief Financial Officer and independent accountants to review the scope of auditing procedures and the policies relating to internal controls and to review the Company’s public financial statements. The current members of such committee are Robert E. Campbell, Bill L. Fairfield, Bruce L. Hoberman and David A. Roehr. The Board of Directors has determined that the Company has at least one audit committee member that meets the requirements of a financial expert. David A. Roehr, serving on the audit committee and fulfilling the audit committee financial expert role, is independent with respect to the Company and its management.

Compensation Committee. The Compensation Committee is responsible for establishing the Company’s philosophy, policies and strategies relating to executive compensation and for evaluating the performance of the Company’s Chief Executive Officer. The Compensation Committee also administers the Company’s 1991 Stock Incentive Plan, the Company’s Non-Qualified Stock Option Plan and Agreement with Dennis H. Nelson, the Company’s 1991 Non-Qualified Stock Option Plan, the Company’s 1993 Executive Stock Option Plan, the Company’s 1995 Executive Stock Option Plan, the 1995 Management Incentive Plan, the 1997 Executive Stock Option Plan, the 1997 Restricted Stock Plan, the 1997 Management Incentive Plan, the 1998 Management Incentive Plan, the 1999 Management Incentive Plan, the 2002 Management Incentive Plan, the 2004 Management Incentive Plan, 2005 Management Incentive Plan, the 2005 Restricted Stock Plan and the 2006 Management Incentive Plan. The current members of the Compensation Committee are Robert E. Campbell, William D. Orr, Ralph M. Tysdal, and David A. Roehr.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for researching and recruiting new qualified members for the Company’s Board of Directors. The Committee is also responsible for reviewing the Company’s Corporate Governance Guidelines and recommending to the Board any modifications the Committee deems appropriate. The Committee is charged with overseeing the evaluation and reporting to the Board on the performance and effectiveness of the Board and its committees. The Nominating and Corporate Governance Committee will consider nominees for Directors recommended by stockholders of the Company and will evaluate such nominees using the same criteria used to evaluate Director candidates otherwise identified by the Committee. Stockholders wishing to make such recommendations should write to the Nominating and Corporate Governance Committee, c/o Kyle Hanson, Secretary, The Buckle, Inc., P. O. Box 1480, Kearney, NE 68848. Persons making submissions should include the full name and address of the recommended nominee, a description of the proposed nominee’s qualifications and other relevant biographical information. The current members of the Nominating and Corporate Governance Committee are Ralph M. Tysdal, William D. Orr, Bill L. Fairfield and Bruce L. Hoberman.

Attendance at Annual Meetings.

The Company requires all Directors to use all reasonable efforts to attend the Annual Meeting of Stockholders; indeed, the Board of Directors holds one of its regularly scheduled quarterly meetings immediately following adjournment of the Annual Stockholder Meeting. Each Director of the Company attended the Annual Meeting held in May of 2005.

CEO Certification.

The Listing Standards of the NYSE require that the Company’s CEO certify to the NYSE each year that he or she is not aware of any violation by the Company of the NYSE Corporate Governance Listing Standards, qualifying the certification to the extent necessary. The Company’s CEO, Dennis H. Nelson, filed such a certification with the NYSE for this fiscal year, subject to the qualification that for the greater part of the fiscal year the Company was a “controlled company” under the NYSE Corporate Governance Listing Standards. As a controlled company the Company through its Board of Directors chose to take advantage of all of the exemptions available to it. The Company was exempt from the requirements:

1.	to have a majority of independent Directors (although the Board of Directors had determined that a majority of the Company’s Directors were independent under the NYSE Standards);

2.	to have a Nominating/Corporate Governance Committee composed entirely of independent directors; and

3.

to have a Compensation Committee with a written Charter meeting the NYSE Standards which is composed entirely of independent Directors (although the Company has had a Compensation Committee composed entirely of independent Directors since immediately prior to the Company’s initial public stock offering in 1992).

The Company is no longer a controlled company and thus no longer is exempt from the foregoing requirements.

Director Compensation

For their services as Directors in fiscal 2005, the members of the Board of Directors who are not employees of the Company were paid $12,000 annually, $2,500 for each quarterly board meeting they attended and $500 for each telephonic meeting held for the board or any committee thereof. The Chairman of each Committee of the Board receives an additional $500 per quarter for their service as Chairman.

In addition, each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. See Proposals 6 and 7 with regard to options for the non-employee Directors. Options to purchase 3,000 shares will be granted to each non-employee Director on the first day of the Company’s fiscal year. In addition, each non-employee Director is granted options to purchase 300 shares on the date such Director is first elected to the Board of Directors of the Company. All options have a term of ten years from the date of grant and are exercisable 25 percent immediately, with an additional 25 percent being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. Fair market value means the average of the highest and lowest quoted selling price of a share of Common stock as reported on New York Stock Exchange. There are no family relationships among any of the Directors or Officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers, Directors and greater than 10% stockholders (“Reporting Persons”) to file certain reports (“Section 16 Reports”) with respect to beneficial ownership of the Company’s equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company’s Reporting Persons during and with respect to fiscal 2005 have been complied with on a timely basis, except that one report on Form 4 was filed late by each of Robert E. Campbell, Ralph M. Tysdal, Bill L. Fairfield, Bruce L. Hoberman, William D. Orr and David A. Roehr.

Proposal 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

For the years ended January 28, 2006 and January 29, 2005, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively “Deloitte & Touche”). Subject to stockholder ratification, the Audit Committee has re-appointed the firm of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors to audit the accounts of the Company for the fiscal year 2006. Deloitte & Touche LLP has served as the independent auditors of the Company since December, 1990.

The Board of Directors recommends that stockholders vote “FOR” such ratification. Unless contrary instructions are given, the proxies solicited by the Board of Directors will be voted “FOR” such ratification. Ratification will require affirmative vote of holders of a majority of the Common Stock present or in proxy, at the meeting.

Audit and audit-related fees aggregated $429,145 and $533,715 for the years ended January 28, 2006 and January 29, 2005, respectively and were composed of the following:

Audit Fees

The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended January 28, 2006 and January 29, 2005 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years were $400,000 and $458,000, respectively.

Audit-Related Fees

The aggregate fees billed for Audit-Related services for the fiscal years ended January 28, 2006 and January 29, 2005 were $12,900 and $75,715, respectively. These fees relate to “404 readiness” services provided to the Company for the purpose of analyzing the internal control environment and providing recommendations to management for improvements during the fiscal year ended January 29, 2005, and for the audit of the Company’s 401(k) Profit Sharing Plan for the plan years ended January 31, 2006 and 2005.

Tax Fees

The aggregate fees billed for tax services for the fiscal years ended January 28, 2006 and January 29, 2005 were $16,245 and $20,385, respectively. These fees relate to preparation of the state and federal income tax returns for the fiscal year ended January 29, 2006 and to preparation of the state and federal income tax returns as well as work related to electing change in accounting methods for certain income tax items for the fiscal year ended January 29, 2005.

All Other Fees

The aggregate fees for services not included above were $0 and $0, respectively, for the fiscal years ended January 28, 2006 and January 29, 2005.

One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

Proposal 3

PROPOSAL TO APPROVE THE COMPANY’S
2006 MANAGEMENT INCENTIVE PLAN

The Board of Directors believes that the continued success of the Company depends on its ability to attract, retain and motivate key employees. Accordingly, the Compensation Committee of the Board of Directors has reviewed the Company’s executive incentive compensation program and recommends that the Company’s stockholders approve the 2006 Management Incentive Plan (the “2006 Incentive Plan”). In order for payment of certain incentive awards to be deductible under the current Internal Revenue Code (the “Code’), such awards must be paid under a plan like the 2006 Incentive Plan, which has been approved by the stockholders. The 2006 Incentive Plan is set forth in Exhibit “A” to this Proxy Statement. The following discussion is qualified in its entirety by reference to the text of the 2006 Incentive Plan.

Background.

The 2006 Incentive Plan is modeled after the 2005 Management Incentive Plan approved by the stockholders of the Company at the Annual Meeting held in 2005 (the “2005 Incentive Plan”). The 2005 Incentive Plan was designed to motivate the Company’s key employees to improve stockholder value by linking a portion of their compensation to the Company’s financial performance. The 2005 Incentive Plan was a one-year plan. The 2006 Incentive Plan is also a one-year plan.

The goals of the Compensation Committee with regard to cash compensation have been and continue to be:

•	to establish base salaries at a competitive level;

•	to establish a cash bonus program that rewards exceptional performance;

•	to eliminate cash bonuses based upon participation in the first dollar of profits; and

•	to eliminate an automatic and mathematical bonus in the event that the Company’s performance does not at least equal performance for the immediately preceding fiscal year.

Description of the Incentive Plan.

The 2006 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee must be comprised solely of Directors who are “outside Directors” as defined in Section 162(m) of the Code. The 2006 Incentive Plan encompasses two types of incentives.

•	an annual Cash Award; and

•	an annual grant of Restricted Stock pursuant to the 2005 Restricted Stock Plan.

The Committee’s powers include authority, within the limitations set forth in the 2006 Incentive Plan, to:

•	select the persons to be granted Cash Awards and Shares of Restricted Stock;

•	determine the time when Cash Awards and Restricted Stock will be granted;

•	determine whether objectives and conditions for earning Cash Awards and Restricted Stock have been met;

•	determine whether payment of Cash Awards and Restricted Stock will be made at the end of an award period or deferred; and

•	approve discretionary year-end cash incentives for extraordinary events.

Any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company - designated a Key Employee by the Plan - will be granted annual incentive Cash Awards under the 2006 Incentive Plan. Because the number of Key Employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the 2006 Incentive Plan during its term. However, it is anticipated that seven persons will receive Cash Awards for fiscal 2006 under the 2006 Incentive Plan.

The 2006 Incentive Plan includes the creation of a Bonus Pool as a Cash Incentive for executives. This Bonus Pool will be calculated based upon dollars of growth in key performance categories compared to the Base Year Amounts, multiplied by the applicable percentage amounts as outlined in the Plan, multiplied by a factor determined by the growth in Pre-Bonus Net Income (the “Pre-Bonus Net Income Factor”) and multiplied by a factor determined by the growth in Gross Margin (the “Margin Factor”) (see Exhibit A). The applicable percentage amounts for the 2006 Incentive Plan include 8.5% of the increase in Same Store Sales, 5% of the increase in Margin, and 15% of the increase in Pre-Bonus Net Income. The Base Year Amounts are determined using the immediately preceding fiscal year for Same Store Sales and the prior three-year rolling average for the Margin and Pre-Bonus Net Income, with the prior fiscal year receiving a weighting factor of 4 and the other two years receiving a weighting factor of 1. The Pre-Bonus Net Income Factor is .80 of the 15% of the increase in Pre-Bonus Net Income for increases from 0% to 19.99%; .70 for growth in Pre-Bonus Net Income of at least 20.0% and up to 29.99%; 0.64 for growth in Pre-Bonus Net Income of at least 30.0% and up to 39.99%; and .55 for growth in Pre-Bonus Net Income of 40% or greater. The Margin Factor is .80 for growth in Margin up to 19.99%; .70 for growth in Margin of at least 20.0% and up to 39.99%; and .64 for growth in Margin of 40% or greater. Bonus Pool Awards pursuant to the 2006 Incentive Plan will be in addition to Base Salaries.

Base salaries for fiscal 2006 for the executive officers included in the Summary Compensation Table are as follows:

NAME	BASE SALARY

Dennis H. Nelson	$805,000
James E. Shada	$460,000
Kari G. Smith	$265,000
Patricia K. Whisler	$285,000
Brett P. Milkie	$270,000

Cash Awards.

Each Participant in the Plan shall receive a Cash Award equal to 100% of the Participant’s share of the Bonus Pool. The President’s share of the Bonus Pool is 40.0%, and the share of each other Participant in the Bonus Pool shall be determined by the President prior to the first day of each Plan Year (or immediately upon adoption of the Plan).

No payment of a Cash Award for the year may be made to an Executive until the Company’s Same Store Sales, Margin and Pre-Bonus Net Income for the year are certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

Restricted Stock

Restricted Stock was granted, subject to stockholder approval, to Participants pursuant to the 2005 Restricted Stock Plan as of January 31, 2006. Shares awarded under the Plan will vest according to a performance feature whereby one-half of the shares granted will vest over four years if a 5% increase in fiscal 2006 Pre-Bonus Net Income is achieved, and the second half of the shares granted will vest over four years if an 8% increase in fiscal 2006 Pre-Bonus Net Income is achieved. Upon the Compensation Committee’s certification of the achievement of the performance results, 20% of the Restricted Stock Shares would vest immediately, with 20% vesting in January of 2008, 30% in January of 2009 and 30% in January of 2010. The Participant must remain in the employ of the Company on the vesting date in order to become Vested in the Shares.

Amendments.

The Committee may amend the 2006 Incentive Plan from time to time, provided that no amendment to the 2006 Incentive Plan shall be effective unless approved by the Company’s stockholders, to the extent that such stockholder approval is required under Section 162(m) of the Code with respect to awards which are intended to qualify under that Section.

New Plan Benefits.

No Cash Awards have been granted under the 2006 Incentive Plan, and it is not determinable what Cash Awards will be received by any employee under the 2006 Incentive Plan. However, the following table provides information concerning the Cash Award and Restricted Stock that would have been received by each of the following persons and groups for the last completed fiscal year had the 2006 Incentive Plan been in effect.

NEW PLAN BENEFITS
2006 Management Incentive Plan

Name and Position	Cash Award	Restricted Stock

Dennis H. Nelson, President & CEO	1,517,957	50,000
James E. Shada, Executive Vice-President Sales	758,978	17,000
Kari G. Smith, Vice-President Sales	303,591	8,250
Patricia K. Whisler, Vice-President Women’s Merchandising	303,591	8,250
Brett P. Milkie, Vice-President Leasing	303,591	8,250
All Executive Officers	3,538,737	102,500
Non-Executive Officer Directors (0 persons)	-0-	-0-

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 3, THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPANY’S 2006 MANAGEMENT INCENTIVE PLAN.

Proposal 4

PROPOSAL TO AMEND
THE 2005 RESTRICTED STOCK PLAN

The Board of Directors of the Company has adopted, subject to stockholder approval, the following amendments to the 2005 Restricted Stock Plan (the “Executive Plan”):

An increase in the number of shares of Common Stock authorized for issuance under the plan from 200,000 shares of Common Stock to 225,000 shares of Common Stock and an extension of the term of the plan for one additional year.

Description of the 2005 Restricted Stock Plan

The 2005 Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors, which Committee is composed of Directors who are not eligible to participate in the 2005 Restricted Stock Plan and who qualify as “non-employee Directors” as contemplated by Rule 16(b)(3) adopted by the Securities and Exchange Commission and as “outside Directors” under Section 162(m) of the Internal Revenue Code. The Compensation Committee has authority under the 2005 Restricted Stock Plan to grant awards of Restricted Stock. Non-employee Directors are not eligible to receive awards under the 2005 Restricted Stock Plan.

A total of 200,000 shares of Common Stock are reserved for issuance under the 2005 Restricted Stock Plan. There is no limit on the number of Shares of Restricted Stock that may be issued to any Participant. Shares subject to the 2005 Restricted Stock Plan are authorized but unissued shares. Shares re-acquired by the Company are returned to the status of authorized but unissued shares pursuant to the Business Corporation Act of Nebraska.

The provisions governing the disposition of specific awards granted under the 2005 Restricted Stock Plan in the event of the retirement, disability, death or other termination of employment of the Participant, as well as the restrictions and vesting requirements with respect to shares will be determined by the Compensation Committee at the time such awards are granted. The 2005 Restricted Stock Plan provides that the Compensation Committee can take certain actions to protect Participants’ rights in the event of a change in control of the Company. Restricted stock shares are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code.

The 2005 Restricted Stock Plan grants the Compensation Committee the ability to qualify grants of Restricted Stock as Qualified Performance Based Compensation. “Qualified Performance Based Compensation” means compensation that is intended to qualify as “Qualified Performance Based Compensation” as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”). In making grants of Restricted Stock as Qualified Performance Based Compensation the Compensation Committee is granted the authority under the Plan to determine and select the Performance Criteria and the applicable Performance Period, and to establish Performance Goals. The Plan provides that Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), net losses, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Performance Periods may be one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and payment of, a Performance Based Award.

The Compensation Committee may amend or terminate the 2005 Restricted Stock Plan. However, no such amendment or termination may impair any shares previously awarded under the Plan. Stockholder approval is required for any amendment (i) which must be approved by stockholders under applicable law or the rules of any stock exchange on which shares of the Common Stock are traded, or (ii) which must be approved by stockholders in order to maintain the qualifications of the 2005 Restricted Stock Plan under Section 162(m) of the Internal Revenue Code. The 2005 Restricted Stock Plan was effective February 10, 2005 and will remain in effect until terminated by the Compensation Committee.

Stock awarded pursuant to the 2005 Restricted Stock Plan will be taxed at the earlier of vesting or removal of restriction of sale or transfer. Generally, no income will be realized by the employee at the time the shares are granted, except by individual voluntary election filed with the Internal Revenue Service. When the shares vest, ordinary income in an amount equal to then fair market value of the shares will be realized. The holding period to determine whether at disposition any appreciation (or depreciation) after the shares vested is treated as short-term or long-term capital gain or loss will begin on the date of vesting. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the employee in the year that such income becomes taxable.

Reasons for Amendments

The 2005 Restricted Stock Plan originally provided that 200,000 shares were reserved for issuance under the plan based on approval by the Compensation Committee and that the plan had a term of one year. As of January 31, 2006, 136,000 shares of restricted stock were granted and only 122,500 shares remained available for option grants. Therefore, in order to fulfill grants for fiscal 2006, it will be necessary to increase the number of shares available for issuance. The Board of Directors recommends that an additional 25,000 shares of Common Stock be added to the Plan and that the term of the plan be extended for one additional year, covering fiscal 2006.

Stockholder Action

The Board of Directors believes that the above-described 2005 Restricted Stock Plan is appropriate and consistent with the Company’s objectives of attracting and retaining executives of outstanding competence and aligning their interests with those of the stockholders of the Company. Accordingly, the Board believes that approval of the Amendment is in the best interest of the Company and its stockholders.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 4, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2005 RESTRICTED STOCK PLAN.

Proposal 5

PROPOSAL TO APPROVE PERFORMANCE-BASED AWARDS GRANTED PURSUANT TO THE
COMPANY’S 2005 RESTRICTED STOCK PLAN

On January 31, 2006, the Compensation Committee approved grants of Restricted Stock to certain executive officers of the Company, as follows:

	Number of Restricted		Number of Restricted
Name	Shares	Name	Shares

Dennis H. Nelson	50,000	Patricia K. Whisler	8,250
James E. Shada	17,000	Brett P. Milkie	8,250
Kari G. Smith	8,250

The Shares of Restricted Stock were granted subject to a Performance Feature that requires that the Company’s fiscal 2006 Pre-Bonus, Pre-Tax Net Income to increase at least 5% above the fiscal 2005 Pre-Bonus, Pre-Tax Net Income for one-half of the Shares of Restricted Stock to be Vested; and to increase 8% above the fiscal 2005 Pre-Bonus, Pre-Tax Net Income for the second half of the Shares of Restricted Stock to be Vested. The grant of Restricted Stock provides that if the performance target is met, the Restricted Stock will vest 20% upon the Compensation Committee’s certification of the performance results, 20% in January of 2008, 30% in January of 2009 and 30% in January of 2010. The Participant must remain in the employ of the Company on the vesting date in order to become Vested in the Shares.

You are being asked to approve the terms of the performance goals. This approval is required under the Internal Revenue Code and Internal Revenue Service Regulations (the “Code”) in order to preserve the Company’s federal income tax deduction with respect to the grant of these restricted shares. The amendment of the 2005 Restricted Share Plan, pursuant to which the restricted shares were granted, is subject to approval by our stockholders an the Annual Meeting of Stockholders to be held on June 2, 2006.

Purpose of Proposal.

As discussed in the Report of the Compensation Committee in this Proxy Statement, the Company generally seeks to preserve its ability to claim tax deductions for compensation paid to executives to the greatest extent practicable. Section 162(m) of the Code sets limits on the Company’s federal income tax deduction for compensation paid in any taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest-compensated executive officers whose compensation is reported in the Summary Compensation Table of the Proxy Statement. “Qualified performance-based compensation” which can include compensation from stock options, cash awards and certain grants of restricted stock, is not subject to this deduction limit, and therefore is fully deductible, if certain conditions are met. One of the conditions is stockholder approval of the material terms of the performance goals under which the compensation is paid.

Restricted stock granted by the Compensation Committee on January 31, 2006 was subject to the condition that the stockholders approve the amendment in the number of shares approved for issuance under the Plan.

Material terms of the performance goals.

Under the grant of restricted stock, the performance goals apply to fiscal 2006, and require that the Pre-Bonus, Pre-Tax Net Income for the year increase at least 5% and 8% over the Pre-Bonus, Pre-Tax Net Income for the prior fiscal year before each one-half of the restricted stock vests. Restricted stock was granted to each executive officer.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 5, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PERFORMANCE-BASED AWARDS GRANTED PURSUANT TO THE COMPANY’S 2005 RESTRICTED STOCK PLAN.

Proposal 6

PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY’S
1993 DIRECTOR STOCK OPTION PLAN

Overview

Proposals 6 and 7 relate to stock options granted and to be granted to the non-employee Directors of the Company. At the Annual Meeting of Stockholders of the Company held on May 26, 1993, the Stockholders of the Company approved the 1993 Director Stock Option Plan. A detailed description of the Plan appears under the caption “Description of the Director Plan” directly below. For purposes of this overview, it is important to note that the Plan provided that it would terminate on the tenth anniversary of the effective date of the Plan—which effective date was the date of approval by the Stockholders of the Company, i.e., May 26, 1993.

Following the original approval of the Plan, the Stockholders of the Company approved two separate Amendments to the Director Plan.

•

At the Annual Meeting of Stockholders held on May 28, 1998, the stockholders approved an Amendment to the Director Stock Option Plan which increased the number of shares of Common Stock authorized for issuance under the Plan from 20,000 shares of Common Stock to 50,000 shares of Common Stock; and an Amendment that changed the number of shares covered by the automatic option grants under the Director

Plan, from 1,000 shares during the fiscal year beginning January 31, 1999, to 2,500 shares during the fiscal year beginning January 30, 2000, 2,000 shares for option grants during the fiscal year beginning January 29, 2001, and 3,000 shares per year for each year thereafter. (All of the share numbers have been adjusted to reflect stock splits effected after May 26, 1993.)

•

At the Annual Meeting of Stockholders held on May 30, 2002, the stockholders approved an Amendment to the Director Stock Option Plan which Amendment increased the number of shares of Common Stock reserved for issuance under the Director Plan from 75,000 shares to 175,000 shares of Common Stock. The Company’s Proxy Statement for the meeting held on May 30, 2002, stated as a reason for the Amendment as follows: “The Director Plan currently provides that 75,000 shares are reserved for issuance upon the exercise of options. As of March 22, 2002, options covering 58,500 shares were outstanding and only 15,000 shares remained available for option grants. Therefore, in order to fulfill grants for fiscal 2003 and future years, it will be necessary to increase the number of shares available for issuance. The Board of Directors recommends that an additional 100,000 shares of Common Stock be added to the Plan’s reserve.”

The Amendment adopted at the Annual Meeting held on May 30, 2002, clearly contemplated the grant of options pursuant to the Director Plan in years following the year 2003, but the Company failed at that time to extend the Director Plan beyond its stated expiration date.

Pursuant to the increase in the number of shares reserved for issuance pursuant to the Director Plan, the Company issued Stock Option Agreements to its non-employee Directors authorizing them to purchase 3,000 shares each of Common Stock of the Company on the first day of each fiscal year thereafter, including options to purchase 3,000 shares granted to each non-employee Director on February 1, 2004, January 30, 2005 and January 29, 2006.

Proposal 6 embodies a proposal by the Board of Directors of the Company to amend and revise the 1993 Director Stock Option Plan in its entirety and to extend the term of the Director Plan for an additional ten years commencing with the date of approval by the stockholders of the Company. Proposal 7 embodies the proposal of the Board of Directors that the stockholders of the Company ratify the Stock Option Agreements issued to the non-employee Directors on each of February 1, 2004, January 30, 2005 and January 29, 2006.

Proposals 6 and 7 are independent matters. Stockholders are entitled to vote on them separately. However, the Board of Directors encourages stockholders to review and consider them as related items.

Amended and Restated Plan

          The Board of Directors of the Company has adopted, subject to stockholder approval, an Amendment and Restatement of the 1993 Director Stock Option Plan (the “Director Plan”) which amends and restates the Director Plan in its entirety to (1) extend the term of the Plan; and (2) allow for a change in the timing of expiration of stock options upon mandatory retirement of a Director. A copy of the Director Plan is set forth on Exhibit B to this Proxy Statement.

Description of the Director Plan

          Under the Director Plan each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. The Plan is essentially self-operative, that is, the timing, amounts, recipients and other terms of individual option grants are determined by the provisions of the Plan itself and are not subject to the discretion of any individual or group of individuals. Options to purchase 3,000 shares are granted to each non-employee Director on the first day of each fiscal year of the Company. In addition, each non-employee Director is granted options to purchase 300 shares on the date such Director is first elected to the Board of Directors of the Company. All options have a term of ten years from the date of grant and are exercisable 25% immediately, with an additional 25% being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. The fair market value means the average of the highest and lowest quoted selling price of a share of Common Stock as reported on the New York Stock Exchange, when and if such shares are listed on such Exchange, or when not so listed but quoted on an automated quotation system, on such automated quotation system.

          A total of 175,000 shares of Common Stock are presently reserved for issuance under the Director Plan. This amount will be appropriately adjusted in the event of certain changes in the Company’s capitalization or in a merger or similar corporate transaction. Shares subject to the Director Plan may be either authorized but unissued shares or treasury shares.

          Options that have not become exercisable are forfeited as of the date an optionee ceases to serve as a Director for any reason other than the Director’s death, disability or retirement (as defined). Upon the death, retirement or disability of the Director, each option is deemed to have vested in full as of the date of death, retirement or disability, and any unexercised portion of the option is exercisable at any time within one year of the date of termination by reason of death, disability or retirement. In no event is any option exercisable following the tenth anniversary of the date of grant.

          Options are not transferable other than by Will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code (the “Code”) or Title I of the Employees Retirement Income Security Act of 1974, as amended (“ERISA”).

          The Board of Directors may amend or terminate the Director Plan. However, currently no such amendment or termination may (i) impair any option previously granted under the Plan without the agreement of the option holder, (ii) effect a change in the formula for the amount of shares subject to an option more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder, or (iii) without stockholder approval, amend the provisions of the Plan setting the terms of options or option grants.

Reasons for Amendments

          As set forth in the Overview above, it is necessary to extend the term of the Director Plan, since the Plan has expired. Further, it is recommended that the Plan be amended to allow a Director whose Directorship is terminated by reason of disability or retirement (as defined) to exercise the unexercised portion of any options at any time within one year of the date of termination as a result of disability or retirement. The Prior Plan permitted such exercise only within thirty days of the date of disability or retirement, while permitting exercise for one year following death. It is recommended that exercise be permitted within one year in the case of death, disability or retirement.

Since the Director Plan has been amended twice in the past, the Board recommends that, in amending the Plan to accomplish these two purposes, the Director Plan be restated in its entirety.

Stockholder Action

          The Board of Directors believes that the above-described Amendment to the Director Plan is appropriate and consistent with the Company’s objectives of attracting and retaining Directors of outstanding competence and aligning their interests with those of the stockholders of the Company. Accordingly, the Board believes that approval of the Amendments is in the best interest of the Company and its stockholders.

          Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 6, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT OF THE COMPANY’S 1993 DIRECTOR STOCK OPTION PLAN.

Proposal 7

PROPOSAL TO RATIFY GRANTS OF
NON-QUALIFIED STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS

As set forth more fully under the caption “Overview” in Proposal 6 immediately preceding this Proposal, on the first day of each fiscal year commencing with the year 2004, the Company, acting through its officers, issued stock options to the non-employee Directors of the Company, in the belief that the 1993 Director Stock Option Plan authorized such stock options. Although the stockholders of the Company at the Annual Meeting held on May 30, 2002, had authorized an increase in the number of shares reserved for issuance to non-employee Directors pursuant to the 1993 Director Stock Option Plan by 100,000 shares, which action clearly evidenced a belief by the Board of Directors and the stockholders that options would continue to be granted to the non-employee Directors on an automatic basis pursuant to the terms of the 1993 Director Stock Option Plan, neither the Company’s officers, Directors, nor stockholders were made aware of the fact that the 1993 Director Stock Option Plan terminated by its terms on May 26, 2003.

The Stock Option Agreements in question were granted to the following Directors on the following dates, in the following amounts, and with the following exercise prices:

	February 1, 2004		January 30, 2005		January 29, 2006

	Number of	Exercise	Number of	Exercise	Number of	Exercise
Director Name:	Shares	Price	Shares	Price	Shares	Price

Robert E. Campbell	3,000	$25.75	3,000	$28.28	3,000	$34.47
William D. Orr	3,000	$25.75	3,000	$28.28	3,000	$34.47
Ralph M. Tysdal	3,000	$25.75	3,000	$28.28	3,000	$34.47
Bill L. Fairfield	3,000	$25.75	3,000	$28.28	3,000	$34.47
Bruce L. Hoberman	3,000	$25.75	3,000	$28.28	3,000	$34.47
David A. Roehr	3,000	$25.75	3,000	$28.28	3,000	$34.47

The Board of Directors is seeking stockholder ratification of the Stock Option Agreements and the grants of stock options described above. In the absence of a Court Order, the Company cannot unilaterally rescind Stock Option Agreements that it has previously executed. The Board of Directors is advised that pursuant to rules enacted by the New York Stock Exchange and effective as of June 30, 2003, it is necessary for the stockholders to ratify the Stock Option Agreements.

In the event that the stockholders refuse to ratify these stock option grants, each individual non-employee Director has agreed to abide by the decision of the stockholders, and to voluntarily terminate the Stock Option Agreements. However, the Board of Directors believes that the stockholders should ratify the option grants, since it was clearly the intention of the Board of Directors that the 1993 Director Stock Option Plan continue with its program of automatic stock option grants to non-employee Directors following approval by the stockholders of the Amendment approved in May of 2002. Thus, ratification of the stock option grants will provide the non-employee Directors only that to which the Company and they had agreed—absent the Company’s failure to recognize that the 1993 Director Stock Option Plan expired by its terms. The Board of Directors is advised by its independent certified public accountants that the ratification of the stock option grants will have no material adverse effect on the Company, its financial statements or Statement of Operations.

WITH RESPECT TO PROPOSAL 7, THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 7, THEREBY RATIFYING THE GRANT OF STOCK OPTIONS TO THE NON-EMPLOYEE DIRECTORS.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation paid or accrued by the Company, to or on behalf of the Company’s chief executive officer and each of the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004:

SUMMARY COMPENSATION TABLE

				Long Term Compensation

		Annual Compensation		Awards

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Restricted Stock Awards ($)	Options/ SARs (#)	All Other Compensation ($) (1)

Dennis H. Nelson	2005	$785,000	$1,517,957	$638,332	0	$103,396
President	2004	$760,000	$1,857,536	$0	103,500	$50,204
and CEO	2003	$740,000	$465,231	$1,484,941	103,500	$52,529

James E. Shada	2005	$445,000	$758,978	$295,078	0	$38,461
Executive Vice	2004	$430,000	$928,768	$0	51,750	$19,902
President Sales	2003	$415,000	$232,616	$0	51,750	$17,593

Kari G. Smith	2005	$256,000	$303,591	$143,023	0	$15,332
Vice President	2004	$248,000	$371,507	$0	25,200	$8,838
Sales	2003	$240,000	$98,862	$29,699	25,200	$6,046

Patricia K. Whisler	2005	$275,000	$303,591	$143,023	0	$22,102
Vice President	2004	$248,000	$371,507	$0	25,200	$13,758
Women’s	2003	$225,000	$98,862	$51,973	25,200	$6,069
Merchandising

Brett P. Milkie	2005	$260,000	$303,591	$143,023	0	$21,711
Vice President	2004	$250,000	$371,507	$0	25,200	$13,763
Leasing	2003	$240,000	$98,862	$0	25,200	$12,334

(1)

These amounts include the Company’s matching contribution into the 401(k) profit sharing plan for the plan years ended January 31, 2006, 2005 and 2004. The Company matched 50% of the employees’ deferrals for each fiscal 2005, 2004 and 2003, not exceeding 6% of gross earnings and subject to dollar limits per Internal Revenue Code regulations. For fiscal 2005, 2004 and 2003, these amounts also include the Company’s matching contribution into The Buckle, Inc. Deferred Compensation Plan, covering the president and each vice president. The Company matched 50% of the vice presidents’ deferrals and 65% of the president’s deferrals, not exceeding 6% of gross earnings.

(2)

The executive officers’ bonuses for fiscal 2005 were calculated based upon the Company’s 2005 Management Incentive Plan, as approved at the 2005 Annual Meeting of Stockholders. The executive officers’ bonuses for fiscal 2004 were calculated based upon the Company’s 2004 Management Incentive Plan, as approved at the 2004 Annual Meeting of Stockholders. The executive officers’ bonuses for fiscal 2003 were calculated based upon the Company’s 2003 Management Incentive Plan, as approved at the 2003 Annual Meeting of Stockholders. (See “Report of the Compensation Committee”)

REPORT OF THE COMPENSATION COMMITTEE

The Company is engaged in a highly competitive industry, with fashion, selection, quality, price, location, store environment and service being the principal competitive factors. In order to succeed, the Company believes that it must be able to attract and retain highly qualified executives. The Company emphasizes the promotion of store managers and other management personnel from within. The Company’s compensation philosophy is that each member in a position to make the Company grow should be rewarded more highly than other team members. Historically, this compensation philosophy has been reflected in the Company’s policy of basing compensation of its key sales and merchandising employees primarily on performance bonuses.

For fiscal 2005, the compensation program for executive officers, including Mr. Nelson, who serves as President and Chief Executive Officer, consisted of:

•	salary;

•	incentive cash bonus, based upon the actual performance of the Company;

•

401(k) plan, together with a supplemental non-qualified retirement plan to provide officers with a benefit more comparable to that being currently provided to other employees under the 401(k) plan; and

•	restricted stock

Restricted Stock was granted in accordance with the 2005 Management Incentive Plan, which was previously approved by the Stockholders.

Salary. Fiscal 2005 salaries for the executive officers were set in January of 2005, and were increased over the salaries paid for fiscal 2004. The salary amounts are reported in the Summary Compensation Table on page 17.

Cash Awards.

The 2005 Management Incentive Plan, which was approved by the stockholders at the annual meeting in 2005, in addition to creating a Bonus Pool as a Cash Incentive for executive officers, granted the Compensation Committee discretion to grant year-end cash incentives for extraordinary events as may be determined by the Compensation Committee. The Bonus Pool for fiscal 2005 included 8.5% of the increase in Same Store Sales (as defined in the Plan), 5% of the increase in Gross Profit (as defined in the Plan) and 15% of the increase in Pre-Bonus Net Income. The base year amounts under the Plan are the immediately preceding fiscal year for Same Store Sales, and the prior three-year rolling average for the Gross Profit and Pre-Bonus Net Income.

For fiscal 2005, the Company achieved the incentive goal in each of the following three criteria: Comparable Store Sales, Gross Profit and Pre-Bonus Net Income. The Bonus Pool, computed in accordance with the 2005 Management Incentive Plan, was $3,538,737, which was allocated among the executive officers as follows:

Dennis H. Nelson	$1,517,957
James E. Shada	$758,978
Kari G. Smith	$303,591
Patricia K. Whisler	$303,591
Brett P. Milkie	$303,591

Restricted Stock.

Shares of Restricted Stock were granted pursuant to the 2005 Restricted Stock Plan as of February 22, 2005 and subject to stockholder approval. Restricted shares granted under the Plan vest according to the terms of the 2005 Management Incentive Plan. Those terms include a performance feature whereby the Shares granted vest over four years if an 8% increase in Pre-Bonus Net Income is achieved.

Dennis H. Nelson	21,200
James E. Shada	9,800
Kari G. Smith	4,750
Patricia K. Whisler	4,750
Brett P. Milkie	4,750

The Company achieved the performance goals set for fiscal 2005, thus all shares granted to executive officers and others on February 22, 2005, vested 20% immediately upon certification by the Compensation Committee that the goal had been met. The remaining shares will vest 20% on February 3, 2007 and 30% in each February 2, 2008 and January 31, 2009.

The Compensation Committee has considered the application of the Internal Revenue Code which disallows a public company’s deduction for top executive’s compensation in the excess of $1,000,000. The Committee intends that all of the compensation payable to its executive officers be deductible for income tax purposes.

This report was submitted by the Compensation Committee, which is comprised of:

David A. Roehr	William D. Orr
Robert E. Campbell	Ralph M. Tysdal

REPORT OF THE AUDIT COMMITTEE

The audit committee currently consists of four members of the Board, each of whom is independent of the Company and its management, as defined by the New York Stock Exchange listing standards.

In March 2000, the Board adopted a charter for the audit committee, a copy of which was attached as Appendix A to the Company’s proxy statement for the meeting held in 2001. The charter specifies the scope of the audit committee’s responsibilities and how it carries out those responsibilities. A copy of the Audit Committee Charter is also available free of charge on the Company’s website, www.buckle.com, or upon written request to the Corporate Secretary, The Buckle, Inc., 2407 West 24th St., Kearney, NE 68845.

The audit committee has reviewed and discussed the Company’s January 28, 2006 audited financial statements with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The audit committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

The audit committee also has received from Deloitte & Touche LLP the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence from the Company. The audit committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of Deloitte & Touche LLP.

Based on the review and discussion referred to above, the audit committee recommended to the Board that the January 28, 2006 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006 to be filed with the Securities and Exchange Commission.

          This report was submitted by the Audit Committee of the Board, which is comprised of:

Bill L. Fairfield	David A. Roehr
Robert E. Campbell	Bruce L. Hoberman

Option Grants in Last Fiscal Year

There were no stock options granted in fiscal 2005 to any executive officers. The Company granted 18,000 options to non-employee Directors during fiscal 2005, which options are subject to ratification by the stockholders. See Proposal 7. As suggested by the Commission’s rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten-year option term with an expected life of seven years. Assumptions include: interest rate of 4.25%; annual dividend yield of 1.70%; and volatility of 50%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table provides information on option exercises in fiscal 2005 by the named executive officers and the value of such officers’ unexercised options at January 28, 2006.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-end		Value of Unexercised In-the Money Options at FY-end

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis H. Nelson	265,800	$8,248,077	750,900	138,000	$10,674,126	$1,099,860

James E. Shada	33,800	$1,064,901	300,260	51,900	$4,157,523	$417,918

Kari G. Smith	10,000	$347,737	160,760	26,400	$2,487,964	$212,208

Patricia K. Whisler	27,500	$955,254	236,710	33,600	$4,205,543	$267,792

Brett P. Milkie	70,000	$1,692,953	87,660	33,600	$1,081,743	$267,792

Employment Agreements

The Company has no employment agreements under which any employee, including the executive officers, is entitled to employment for any specific period of time. Each fiscal year each executive officer signs an acknowledgment which contains the anticipated compensation arrangement for the employee for the current fiscal year, and acknowledges that the employee is an employee at will, and that the terms of the employment arrangement can be changed by the Company or terminated by either the Company or the officer at any time. Each executive officer listed in the summary compensation table above receives a salary plus a cash incentive, based on growth in key performance categories, and restricted stock, as provided for in the 2005 Executive Compensation Plan. For fiscal 2005 the acknowledgments provided base salary for each of these executive officers as follows: Dennis H. Nelson $785,000, James E. Shada $445,000, Kari G. Smith $256,000, Patricia K. Whisler $275,000, and Brett P. Milkie $260,000. For fiscal 2004 and 2003, the bonus amounts were paid according to the 2004 Executive Compensation Plan and the 2003 Executive Compensation Plan, respectively. (See “Report of the Compensation Committee.”)

Bonuses are payable before April 15 of the year following the year to which they related and are contingent upon the employee being employed by the Company on the last day of the fiscal year for which the bonus was earned. For purposes of computing bonuses for all executive officers identified in the summary compensation table “profits” mean Pre-Bonus, Pre-Tax Net Income, excluding income on cash and investments and after deducting bonus draws.

Compensation Committee Interlocks and Insider Participation

The total amount owed to the Company by the Hirschfeld Family Trust is $915,000 ($600,000 principal plus $315,000 of accrued interest). The loans are repayable with interest at the rate of 5 percent per annum and are represented by Promissory Notes dated July 27, 1994, July 14, 1995 and July 16, 1996, and are secured pursuant to and in accordance with the terms of a collateral assignment dated July 27, 1994, pursuant to which Jeffrey L. Orr, as Trustee, has assigned and conveyed to the Company, as security for the loan, all of the Trust’s right, title and interest in a certain life insurance policy owned by the Trust and insuring the life of Daniel J. Hirschfeld. The 1996 loan completed the planned periodic premium payments due on the insurance policy, requiring no additional loans.

Stock Price Performance Graph

The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph below compares the cumulative total return on common shares of the Company for the last five fiscal years with the cumulative total return on the Russell 2000 Stock Index and a peer group of Retail Trade Stocks.

Total Return Analysis

	2/3/2001	2/2/2002	2/1/2003	2/1/2004	1/29/2005	1/28/2006

The Buckle, Inc.	$100.00	$97.27	$81.05	$126.78	$143.15	$179.29
Peer Group	$100.00	$79.85	$73.60	$101.68	$143.44	$149.10
Russell 2000	$100.00	$95.03	$73.21	$114.25	$122.76	$144.23

Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

PROPOSALS FOR 2007 ANNUAL MEETING

Although the date for the Annual Stockholders’ meeting to be held in 2007 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which stockholders’ proposals must be received by the Company in order to be included in next year’s Proxy Statement. According to those rules, a stockholder’s proposal should be received by the Company at its office in Kearney, Nebraska on or before December 28, 2006.

By Order of the Board of Directors

Kyle L. Hanson
Secretary

Kearney, Nebraska
April 25, 2006

EXHIBIT A

THE BUCKLE, INC.
2006 EXECUTIVE INCENTIVE PLAN

1.	PURPOSES

The purpose of The Buckle, Inc. 2006 Executive Incentive Plan is to reward the Company’s Executive Officers for increasing stockholder value by creating a bonus program that assures (on average) that increases in executive compensation will mirror increases in stockholder value.

2.	DEFINITIONS

A.	“Applicable Percentage Amounts” means 8.5% of the Increase in Same Store Sales; 5.00% of the Increase in Margin; and 15.0% of the Increase in Pre-Bonus Net Income.

B.

“Base Year” means the immediately preceding fiscal year with regard to Same Store Sales and the rolling average for the immediately preceding three (3) fiscal years with regard to Margin and Pre-Bonus Net Income; for purposes of computing the rolling average the most recent fiscal year shall be weighted by a factor of 4; the remaining two years shall be weighted by a factor of 1.

C.

“Bonus Pool” means the amount calculated each Plan Year comprised of the total of the Applicable Percentage Amounts multiplied by the Pre-Bonus Net Income Factor (for the Applicable Percentage amount of the Increase in Pre-Bonus and Pre-Tax Net Income) and the Margin Factor (for the Applicable Percentage Amount of the Increase in Margin).

D.	“Cash Award” means any cash incentive payment made under the Plan.

E.	“Code” means the Internal Revenue Code of 1986, as amended.

F.

“Committee” means the Compensation Committee of The Buckle, Inc.’s Board of Directors, or such other committee designated by that Board of Directors. The Committee shall be comprised solely of Directors who are outside Directors under Section 162(m) of the Code.

G.	“Company” means The Buckle, Inc.

H.	“Executive Officers” means the officers of the Company and designated as Executive Officers in the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission.

I.	“GAAP” means generally accepted accounting principles consistently applied.

J.

“Increase” means the amount by which the Company’s Same Store Sales, Margin and Pre-Bonus Net Income in the current Plan Year exceed the Base Year amounts for Same Store Sales, Margin and Pre- Bonus Net Income, respectively.

K.	“Margin” means gross sales less the cost of sales (including buying, occupancy and distribution expenses) determined in accordance with GAAP.

L.	“Margin Factor” means the factor set forth below with respect to the Increase in Margin.

Increase in Margin	Margin Factor

0% to 19.99%	.80

20.00% to 39.99%	.70

> 40%	.64

M.	“Participant” means any individual to whom an Award is granted under the Plan.

N.	“Plan” means this Plan, which shall be known as The Buckle, Inc. 2006 Executive Incentive Plan.

O.	“Plan Year” means a fiscal year of the Company.

P.

“Pre-Bonus Net Income” means the Company’s net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes. Net income from operations does not include earnings on cash investments.

Q.	“Pre-Bonus Net Income Factor” means the factor set forth below with respect to Increase in Pre-Bonus Net Income.

Increase in Pre-Bonus Net Income	Pre-Bonus Net Income Factor

0% to 19.99%	.80
20.00% to 29.99%	.70
30.00% to 39.99%	.64
> 40%	.55

R.	“Restricted Stock” means shares of the Company’s Common Stock granted pursuant to the Company’s 2005 Restricted Stock Plan.

S.	“Same Store Sales” means gross sales from stores open at least twelve (12) months, but excluding closed stores.

3.	ADMINISTRATION

A.	The Plan shall be administered by the Committee. The Committee shall have the authority to:

	(i)	interpret and determine all questions of policy and expediency pertaining to the Plan;

	(ii)	adopt such rules, regulations, agreements, and instruments as it deems necessary for its proper administration;

	(iii)	grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section162(m) of the Code);

	(iv)	accelerate the payment of Awards (but with respect to Awards intended to qualify under Section162(m) of the Code, only as permitted under that Section);

	(v)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

	(vi)	take any and all actions it deems necessary or advisable for the proper administration of the Plan;

	(vii)	adopt such Plan procedures, regulations, sub-plans and the like as it deems are necessary to enable Executive Officers to receive Awards; and

(viii)

amend the Plan at any time and from time to time, provided however than no amendment to the Plan shall be effective unless approved by the Company’s stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.

4.	ELIGIBILITY

All Executive Officers are eligible to become a Participant in the Plan.

5.	CASH AWARDS

A.

Each Participant in the Plan shall receive a Cash Award calculated to be equal to 100% of the Participant’s share of the Bonus Pool. The President’s share of the Bonus Pool shall be 40.0%, and the share of each other Participant in the Bonus Pool shall be determined by the President prior to the first day of each Plan Year.

B.

Executives may be eligible for a discretionary year-end cash incentive for extraordinary events, such as mergers or acquisitions, as may be determined by the Compensation Committee of the Board of Directors in its discretion.

C.

No payment of a Cash Award for the year may be made to an Executive until the Company’s Same Store Sales, Margin and Pre-Bonus Net Income for the year are certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

D.	The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Cash Award.

6.	RESTRICTED STOCK

Participants will be granted shares of Restricted Stock pursuant to the 2005 Restricted Stock Plan. Shares of Restricted Stock shall be granted to the Executive Officers as follows:

Name	Number of Restricted Shares

Dennis H. Nelson	50,000
James E. Shada	17,000
Brett P. Milkie	8,250
Patricia K. Whisler	8,250
Kari G. Smith	8,250

Shares awarded under the 2005 Restricted Stock Plan will vest according to a performance feature whereby one-half of the Shares granted will vest over four years if a 5% increase in fiscal 2006 Pre-Bonus Net Income is achieved; and the second half of the Shares granted will vest over four years if an 8% increase in fiscal 2006 Pre-Bonus Net Income is achieved. Upon the Compensation Committee’s certification that the Performance Goal has been reached, 20% of the Restricted Stock Shares will vest immediately, with 20% vesting in January of 2008, 30% in January of 2009, and 30% in January of 2010. The Participant must remain in the employ of the Company on those dates to have the Restricted Stock Shares vest. Each Share of Restricted Stock shall be subject to the terms of a Restricted Stock Agreement between the Company and the Participant, which Agreement shall contain such other provisions as determined by the Committee.

7.	GENERAL

A.

The Plan became effective as of February 22, 2005, subject to amendment by stockholders at the 2006 annual meeting of the Company’s stockholders. The Plan is extended one additional year for fiscal 2006, subject to Stockholder approval at its 2006 Annual Meeting.

B.

Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

C.

Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of the Plan shall not be deemed to give any Executive Officer or other individual the right to be selected as a Participant or to be granted an Award.

D.	To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater that the rights of an unsecured creditor of the Company.

E.	The Plan shall be governed by and construed in accordance with the laws of the State of Nebraska.

This Page Intentionally Left Blank

EXHIBIT B

THE BUCKLE, INC.
1993 DIRECTOR STOCK OPTION PLAN
AMENDED AND RESTATED

This Plan is an amendment and restatement of The Buckle, Inc. (the “Company”) 1993 Director Stock Option Plan adopted on May 26, 1993 (the “Prior Plan”). The Prior Plan is hereby amended and restated in its entirety as follows (the “Plan”) and shall become effective on the date of approval of the Plan (the “Effective Date”) by the stockholders of the Company. The terms of the Prior Plan as amended and restated herein shall remain in effect and apply to all options granted pursuant to the Prior Plan.

1.	Definitions.

          (a) “Administrator” means the Board of Directors or any executive officer or officers of the Company designated to act as the Administrator by the Board of Directors.

          (b) “Agreement” means an agreement between the Company and a Participant setting forth the terms and conditions of an Award.

          (c) “Award” means a stock option as described in and granted under the Plan.

          (d) “Board” means the Board of Directors of the Company.

          (e) “Change in Control” means

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) of the Exchange Act) other than (A) an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (B) Dan Hirschfeld or any member of his family (including his spouse, or any lineal descendant) or any of his or their affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to 25% or more of the total value of all equity securities of the Company, if, at the time of such acquisition Dan Hirschfeld, members of his family and his affiliates own less than 50% of the outstanding voting securities of the Company or less than 50% of the total value of all equity securities of the Company; or

          (ii) individuals who as of the effective date of the Plan constitute the Board and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of such Board.

          (iii) approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall be deemed not to have occurred with respect to any Participant, if such Participant is, by written agreement executed prior to such Change in Control, a party on such Participant’s own behalf in a transaction in which the persons (or their affiliates) with whom such Participant has the written agreement Acquire the Company (as defined below) and, pursuant to the written agreement, the Participant has an equity interest in the resulting entity or a right to acquire such an equity interest.

          For the purposes of the foregoing, “Acquire the Company” means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Common Stock (such percentage to be computed in accordance with Rule 13d-3(d) (1) (i) promulgated under the Exchange Act) or substantially all of the assets of the Company or its successors.

          (f) “Change in Control Value” means the highest Fair Market Value of a share of Common Stock during the period beginning on the 180th day before the Change in Control and ending on the day preceding the exercise of an Award or, if greater, the highest price per share of Common Stock paid in connection with the Change in Control.

          (g) “Code” means the Internal Revenue Code of 1986, as amended.

          (h) “Common Stock” means the Common Stock of the Company, par value $.01 per share, or such other class or kind of share or other securities as may be applicable under Section 12.

          (i) “Company” means The Buckle, Inc., a Nebraska corporation, or any successor to substantially all its business.

          (j) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

          (k) “Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          (l) “Fair Market Value” means the average of the highest and the lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Administrator, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, on such automated quotation system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated quotation system for the most recent day during which a sale occurred). If the Common Stock is not listed on a national securities exchange and is not quoted on an automated quotation system, then Fair Market Value shall be determined in good faith by the Administrator.

          (m) “Non-Employee Director” means a director of the Company who is not an officer or employee of the Company or any Subsidiary.

          (n) “Participant” means a Non-Employee Director who has been granted an Award under the Plan.

          (o) “Plan” means the 1993 Director Stock Option Plan of the Company as amended and restated as set forth herein.

          (p) “Related Company” means any corporation or other entity in which the Company has or obtains a proprietary interest by reason of stock ownership or otherwise.

2.	Purpose; Construction.

          (a) The Plan is intended to encourage ownership of Common Stock by Directors of the Company, upon whose judgment and interest the Company is dependent for its successful operation and growth, in order to increase their proprietary interest in the Company’s success and to encourage them to serve as Directors of the Company.

         (b) The Plan is intended to comply with the terms and provisions of Rule 16b-3 promulgated under the Exchange Act as in effect from time to time. Any provision of the Plan or any Agreement inconsistent with the terms of such Rule shall be inoperative and shall not affect the validity of the Plan, such Agreement or any other provision thereof.

3.	Administration and Interpretation.

The terms and conditions under which Options shall be granted under the Plan are set forth in Section 6. Subject to the provisions of Section 9, the Administrator shall have authority to interpret the provisions of the Plan to establish such rules and procedures as may be necessary or advisable to administer the Plan and to make all determinations necessary or advisable for the administration of the Plan; provided, however, that no such interpretation or determination shall change or affect the selection of Participants eligible to receive grants under the Plan, the number of shares covered by or the timing of any Award under the Plan or the terms and conditions thereof. The interpretation and construction by the Administrator of any provision of the Plan or of any Agreement shall be final and conclusive.

4. Eligibility.

Awards may be granted only to persons who are Non-Employee Directors at the time of grant.

5.	Stock Subject to the Provisions of the Plan.

          (a) The stock subject to the provisions of the Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section 11, and subject to Section 5(b) below, the total number of Common Stock as to which Awards may be granted shall be 175,000.

          (b) For purposes of computing the number of shares of Common Stock remaining available for Awards at any time, there shall be debited against the total number of shares determined to be available pursuant to Section 5(a) and 5(c) the number of shares of Common Stock issuable upon exercise of stock options granted pursuant to Section 6, including shares issuable upon the exercise of stock options ratified by the stockholders of the Company at the Annual Meeting of Stockholders of the Company held in 2006.

          (c) Any shares represented by Awards which are forfeited, terminated, paid in cash or expire unexercised shall again be available for grants and issuance under the Plan.

6.	Awards Under the Plan.

          (a) Procedure. Subject to the provisions of paragraph 5 limiting the maximum number of Shares subject to purchase under Option, (i) each Non-Employee Director shall be granted, as of the date such Director is first elected to the Board of Directors, an Option to purchase 300 shares, and (ii) on the first day of each fiscal year of the Company, each Non-Employee Director shall be granted an option to purchase 3,000 shares, all such grants in (i) and (ii) being subject to approval of the Amended and Restated Plan by the stockholders of the Company at the annual meeting of stockholders of the Company to be held in 2006. Each such option shall be exercisable as to 25% of the shares covered thereby on the date of grant, with 25% exercisable on each of the first three successive anniversaries of the date of the grant. The Option Price for each Option shall be the Fair Market Value of a Share on the date of grant. No Options shall be granted under the Plan except as provided in this Section 6(a).

          (b) Termination. The unexercised portion of each Option (both vested and nonvested) shall automatically and without notice terminate and become null and void upon the earlier of the following:

(i) The tenth anniversary of the date of grant; or

(ii) Subject to the provisions of this Section 6(b), thirty days following the date of termination of the Optionee’s status as a director of the Company.

Notwithstanding the foregoing, if an Optionee ceases to be a Director of the Company due to retirement on or after attaining the age of 65 (or such earlier date as such Optionee shall be required or permitted to retire under the Company’s retirement policy then in effect) or due to disability (the existence of which disability shall be determined by the Administrator in the Administrator’s sole discretion, which determination shall be conclusive), the Option shall be deemed to have vested in full as of the date of retirement or disability, and any unexercised portion of the option shall be exercisable by the Optionee at any time within a one-year period following the date of termination of such Optionee’s status as a Director, and if an Optionee dies while a Director of the Company or within thirty days following the date of termination of such Optionee’s status as a Director, the Option shall be deemed to have vested in full as of the date of death and any unexercised portion of the Option shall be exercisable by the Optionee’s personal representative or heirs at law if no personal representative is required by the governing state law, at any time within the one-year period from the date of such Optionee’s death; provided, however, that notwithstanding anything to the contrary contained herein, in no event shall any Option be exercisable following the tenth anniversary of the date of grant.

          (c) Additional Grants. Nothing contained in the Plan shall be construed to preclude the granting of an Option or Options pursuant to Section 6(a) to an Optionee in addition to an Option or Options for the purchase of Shares already held by that Optionee or the granting of more than one Option pursuant to Section 6(a) to an Optionee at the same time.

          (d) Restrictions on Transfer. A stock option granted under the Plan may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution or pursuant to a qualifies domestic relations order as defined in the Code or Title I or ERISA.

          (e) Award Exercisable Only by Participant. During the lifetime of a Participant, a stock option providing for exercise shall be exercisable only by the Participant. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

          (f) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment will be made for dividend or other rights for which the record date is prior to such date, except as provided in Section 11.

          (g) Limitation on Exercise. An Award may not be exercised, and no shares of Common Stock may be issued in connection with an Award, unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available.

7.	Agreements.

The terms and conditions of each Award shall be embodied in an Agreement in a form approved by the Administrator, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference; provided, however, that all Option Agreements shall comply with and be subject to the following terms and conditions:

          (a) Manner, Time and Medium of Payment. An Option shall be exercised in the manner set forth in the Option Agreement relating thereto and payment in full of the Option Price for all Shares shall be made at the time of exercise. Payment shall be in United States dollars in the form of cash, certified check or bank draft, or by delivery of fully paid Shares values at their Fair Market Value on the date of exercise, or any combination of such methods of payment.

          (b) Number of Shares. Subject to Section 11, the Option Agreement shall state the number of shares to which it pertains.

          (c) Date of Exercise. An Option may be exercised to the extent vested, in whole or in part from time to time during the Option Period. Notwithstanding anything in this Plan or any Option Agreement to the contrary, no Option shall be exercisable prior to the approval of this Plan by the stockholders of the Company.

8.          Tax Withholding.

The Company or a subsidiary thereof, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any Federal, state or local tax withholding requirements.

9.          Amendments.

The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that any amendment which under the requirements of applicable law must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law, and provided, further, that any amendment that must be approved by the stockholders of the Company pursuant to the rules of the New York Stock Exchange or in order to maintain the continued qualification of the Plan under Rule 16(b) 3 under the Exchange Act, or any successor provision, shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule; and provided, further, that the provisions of Section 6 with respect to the number of Shares for which Options shall be granted, the timing of such grants and the Option Price for such Options shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award.

10.        Application of Funds.

The proceeds received by the Company from the sale of Common Stock or other securities pursuant to Awards will be used for general corporate purposes.

11.        Adjustment of and Changes in Shares.

In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend, or other change in corporate structure affecting the shares, the Administrator shall made such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, outstanding options granted under the Plan, and in the number of shares subject to, or available to be granted under the Plan. The foregoing adjustments shall be determined by the Administrator in its sole discretion.

12.        No Right to Continue as a Director.

No person shall have any claim or right to receive grants of Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Non-Employee Director any right to be retained as a director of the Company or any subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Board or the stockholders of the Company to terminate such person’s status as a director of the Company at any time with or without cause.

13.        Governing Law.

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Nebraska.

14.        Effective Date.

The effective date of this Plan shall be the date the Plan is approved by the stockholders of the Company.

15. Term of Plan.

Unless earlier terminated pursuant to Section 9, the Plan shall terminate on the tenth anniversary of the effective date provided for in Section 14, except with respect to Awards then outstanding.

16.        No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17.        Change in Control.

In order to maintain the Participants’ rights in the event of a Change in Control, the Administrator, in its sole discretion, may, either at the time an Award is made hereunder or at any time prior to, or coincident with or after the time of a Change in Control;

(i) provide for the acceleration of any time periods relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Administrator;

(ii) provide for the purchase of such Awards, upon the Participant’s request, for an amount of cash equal to the Change in Control Value of such rights had such Awards been currently exercisable or payable;

(iii) make such adjustments to the Awards then outstanding as the Administrator deems appropriate to reflect such Change in Control; or

(iv) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control.

The Administrator may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company in the event of a Change in Control, except that in no event may the Administrator take actions that would cause the Plan to lose qualification under Rule 16b-3 under the Exchange Act, or take actions that will enable any Participant to incur liability under Section 16(b) of the Exchange Act. Notwithstanding anything contained in the Plan or any agreement under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Administrator in connection with a Change in Control, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

EXHIBIT C

THE BUCKLE, INC.
COMPENSATION COMMITTEE CHARTER

PURPOSE

The purpose of the Compensation Committee of the Board of Directors of The Buckle, Inc. (the “Company”) is to: (i) assist the Board of Directors in discharging its responsibilities relating to oversight of the compensation of the Company’s chief Executive Officer, other executive officers and Directors; (ii) administer the Company’s incentive compensation and other equity-based plans (the “Plans”) and make grants under them; and (iii) oversee the Company’s compensation policies, plans, and benefits programs generally. In addition, the Compensation Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from to time prescribes.

COMPOSITION

The compensation Committee shall consist of not less than two (2) independent members of the Company’s Board of Directors. The members of the Compensation Committee are appointed by the Board of Directors and serve at the discretion of the Board of Directors. The Compensation Committee shall designate one member to serve as the chairperson.

Members of the Compensation Committee must meet the following criteria:

•	Each member will be an independent Director, as defined by: (i) the rules of the New York Stock Exchange; and (ii) the rules of the Securities and Exchange Commission (“SEC”).

•	Each member will be an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Each member will be a “non-employee” Director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Determinations as to whether a particular Director satisfies the requirements for membership on the Compensation Committee shall be made by the Board of Directors.

RESPONSIBILITIES

The responsibilities of the Compensation Committee shall include:

•

Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and reviewing and approving the level of compensation, including base salary, bonus, equity compensation, and any other benefits to be provided to the Chief Executive Officer based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee shall consider such factors as the Company’s performance and relative stockholder return, the value of similar incentive awards given to Chief Executive Officers of comparable companies, and the awards given to the Company’s Chief Executive Officer in past years.

•	Reviewing and approving compensation for executive officers other than the Chief Executive Officer.

•	Reviewing, making recommendations to the Board of Directors, and approving, as appropriate, general compensation goals and guidelines for the Company’s employees.

•	Reviewing, making recommendations to the Board of Directors, and approving, as appropriate, the compensation policy for the non-employee Directors of the Company.

•

Approving and authorizing amendments to the Plans and the Company’s other benefit programs to the extent such amendment authority has been delegated to the Compensation Committee by the Board of Directors.

•

Administering, within the authority delegated by the Board of Directors, the Company’s Plans. In its administration of the Plans, the Compensation Committee may: (i) grant stock options or shares of restricted stock to individuals eligible for such grants (including, to the extent relevant, grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder); (ii) amend such stock options or restricted stock grants; and (iii) take all other actions permitted under the Plans. The Compensation Committee may delegate to two or more Directors of the Company the authority to make grants and awards to any non-executive officer of the Company under such of the Plans as the Compensation Committee deems appropriate in accordance with the terms of such Plans. The Compensation Committee also shall review and make recommendations to the Board of Directors with respect to changes in the number of shares reserved for issuance under those Plans.

•	Preparing a Compensation Committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

•

As appropriate, obtaining advice and assistance from independent counsel or other advisors, including, without limitation, any compensation consultant to be used by the Company or the Compensation Committee in the evaluation of Chief Executive Officer, executive officer, other officer, employee or Director compensation.

•	Conducting an annual evaluation of the Compensation Committee’s own performance.

MEETINGS

The Compensation Committee shall meet as often as it determines, but not less frequently than quarterly. The members of the Compensation Committee may invite the Chief Executive Officer or any other person to attend the meetings as appropriate and consistent with this Charter; provided, however, that the Chief Executive Officer may not be present during the voting or deliberating regarding the Chief Executive Officer’s compensation.

MINUTES

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

The Compensation Committee will report to the Board of Directors on a periodic basis and make such recommendations with respect to any of the above matters as the Compensation Committee deems necessary or appropriate.

COMPENSATION

Members of the Compensation Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board of Directors in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board of Directors.

DELEGATION OF AUTHORITY

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

PROXY	THE BUCKLE, INC.
2407 West 24th Street, Kearney, Nebraska 68845
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Daniel J. Hirschfeld and Dennis H. Nelson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of The Buckle, Inc. held of record by the undersigned on March 30, 2006 at the annual meeting of the shareholders to be held on June 2, 2006, or any adjournment thereof.

          In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

1.	ELECTION OF DIRECTORS	☐	FOR ALL NOMINEES LISTED	☐	WITHHOLD AUTHORITY
		(except as marked to the contrary)		to vote for all nominees listed.
D. Hirschfeld, D. Nelson, K. Rhoads, J. Shada, R. Campbell,
R. Tysdal, B. Fairfield, B. Hoberman; D. Roehr; J. Peetz
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	Proposal to ratify the selection of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending February 3, 2007.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to adopt the Company’s 2006 Management Incentive Program.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Proposal to approve an amendment to the Company’s 2005 Restricted Stock Plan.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Proposal to approve the Performance Based Awards granted pursuant to the Company’s 2005 Restricted Stock Plan.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

6.	Proposal to approve an amendment to the Company’s 1993 Director Stock Option Plan.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

7.	Proposal to ratify grants of stock options to the Company's non-employee directors.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3, 4, 5, 6 AND 7.

DATED:	, 2006

Signature

Signature if held jointly

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.